UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 29, 2013 E-Waste Systems, Inc. (the “Company”) entered into a related set of Agreements (“the Agreements”) with YaZhuo Jiudian Gianli (“YaZhuo’), a company incorporated in the People’s Republic of China (“PRC”). The Agreements consist of the following:

Operating Agreement:

The Company agreed, to be YaZhuo’s guarantor in connection with the contracts, agreements and transactions executed between YaZhuo and any other third party, and to provide full guarantee for the performance of such contracts, agreements of transactions by YaZhuo. YaZhuo agreed, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to the Company. Pursuant to such guarantee arrangement, the Company agreed to enter into written guarantee agreements with YaZhuo’s counter-parties thereof, to assume the guarantee liability as the guarantor when applicable. Further, the Company and YaZhuo’s shareholder (“Shareholder”) agreed to take all necessary actions (including but not limited to, executing relevant documents and proceeding with relevant registrations) to carry out the counter-guarantee arrangements provided by the Company.

Management Services Agreement:

YaZhuo agrees to retain the Services of the Company, and the Company accepts such retention, to provide YaZhuo with the Services in relation to the current and proposed operations of YaZhuo’s Business in the PRC pursuant to the terms and conditions of this Agreement. The Services subject to this Agreement shall include without limitation; general business operation; human resources; business development; and such other advice and assistance as may be agreed upon by the Parties.  During the term of the Agreement, the Company shall be the exclusive provider of the services.  YaZhuo shall not seek or accept similar services from other providers unless the prior written approval is obtained from the Company.

Equity Pledge Agreement:

In order to ensure that YaZhuo will perform its obligations under the Management Services Agreement, and in order to provide an additional mechanism for the Company to enforce its rights to collect its fees pursuant to the Management Services Agreement, the Shareholder agreed to pledge all of his equity interests in YaZhuo as security for the performance of the obligations of YaZhuo under the Management Services Agreement, including payment of the fees due the Company thereunder.

Option Agreement:

Pursuant to the Option Agreement, the Shareholder granted to the Company or a designee of the Company (the “Designee”) an option to purchase at any time, for the maximum time permitted under US law, all or a portion of the Shareholder’s equity interest in YaZhuo in accordance with such procedures as determined by the Company, at the price specified in Section 1.3 of the Option Agreement (the “Option”). No Option shall be granted to any party other than to the Company and/or a Designee.

Voting Rights Agreement:

The Shareholder agreed to irrevocably grant and entrust the Company, for the maximum period of time permitted by law, with all of his voting rights as a shareholder of YaZhuo. The Shareholder and YaZhuo agreed to use best efforts to assist the Company in exercising such rights, including but not limited to the rights to sell or transfer all or any of the Shareholder’s equity interest of YaZhuo, appoint and elect the directors  and chairman as  the authorized  legal  representative  of  YaZhuo,  and  signing  legal documents when necessary. The Company does not need to seek consent from the Shareholder when exercising such rights unless otherwise required by US law, but shall exercise such rights in accordance with and within the parameters of the laws of the US and the Articles of Association of YaZhuo. Once any resolution or decision is made, the Company shall notify such resolution or decision to the Shareholder.

A copy of each of the Agreements are attached hereto as Exhibit 99.1, 99.2, 99.3, 99.4 and 99.5 respectively and are incorporated herein by reference.  The foregoing descriptions of each Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Agreements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  EXHIBITS:

Exhibit No.	Description

99.1	Operating Agreement

99.2	Management Services Agreement

99.3	Equity Pledge Agreement

99.4	Option Agreement

99.5	Voting Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    April 2, 2013